Filed pursuant to Rule 433
                                                            File no.: 333-136045

Subject: GG10 -- Multifamily Annex (external)

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

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This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

******************************* Important Notice *******************************

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********************************************************************************

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS


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Control                    Loan
Number     Footnotes      Number          Property Name                  Primary Address                      Other Addresses
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   1                  06-1086         Harbor Point Apartments         24 Oyster Bay Road
   2           1      09-0002627      Lynnewood Gardens               2047 Mathers Way
   3                  07-0044         Lakeside at White Oak           10 Lakeside Way
   4                  06-1420         Fountains at Fair Oaks          4800 Sunset Terrace
   5                  09-0002625      Avalon Peaks                    2000 Kiftsgate Lane
------------------------------------------------------------------------------------------------------------------------------------
   6                  09-0002612      Harbor Club Apartments          26 Cheswold Boulevard
   7                  06-1421         Renaissance Park                3000 Lillard Drive
   8                  06-1422         Canyon Terrace                  1600 Canyon Terrace Lane
   9                  09-0002592      Keystone Apartments             1369 Hyde Street
  10                  09-0002613      Rocca Apartments                3280 Northside Parkway
------------------------------------------------------------------------------------------------------------------------------------
  11                  07-0006         Ashley Place Apartments         1930 Ashley Way
  12                  09-0002582      Summerhill Place Apartments     6801 West Ocotillo Road
  13                  07-0205         Cobblestone Creek Apartments    1010 Madden Lane
  14                  07-0008         Casa Linda Apartments           8210 S. Broadway Avenue
  15                  06-1282         Villas of La Costa              1016 Camino La Costa
------------------------------------------------------------------------------------------------------------------------------------
  16                  07-0134         Variel Apartments               8305, 8315, 8325 Variel Avenue
  17                  09-0002558      Laurel Theater Apartments       1500 Laurel Street                      1275 White Oak Way
  18                  07-0009         Manor House West Apartments     9212 Burke Street
  19                  07-0109         Chateau du Val                  3748 West 9th Street
  20                  07-0010         Morocco Apartments              16275 Woodruff Avenue


--------------------------------------------------------------------------------------------------------------------------
Control                                                                    # of               Property        Property
Number       City         County          State            Zip Code     Properties              Type          Sub Type
--------------------------------------------------------------------------------------------------------------------------
   1         Boston         Suffolk       Massachusetts     02125            1               Multifamily      Mid-Rise
   2         Elkins Park    Montgomery    Pennsylvania      19027            1               Multifamily      Garden
   3         Newnan         Coweta        Georgia           30265            1               Multifamily      Garden
   4         Fair Oaks      Sacramento    California        95628            1               Multifamily      Garden
   5         Apex           Wake          North Carolina    27539            1               Multifamily      Garden
--------------------------------------------------------------------------------------------------------------------------
   6         Newark         New Castle    Delaware          19713            1               Multifamily      Garden
   7         Davis          Yolo          California        95618            1               Multifamily      Garden
   8         Folsom         Sacramento    California        95630            1               Multifamily      Garden
   9         San Francisco  San Francisco California        94109            1               Multifamily      Mid-Rise
  10         Atlanta        Fulton        Georgia           30327            1               Multifamily      Mid-Rise
--------------------------------------------------------------------------------------------------------------------------
  11         Westfield      Hamilton      Indiana           46074            1               Multifamily      Garden
  12         Glendale       Maricopa      Arizona           85303            1               Multifamily      Garden
  13         Roseville      Placer        California        95661            1               Multifamily      Garden
  14         Whittier       Los Angeles   California        90606            1               Multifamily      Garden
  15         Austin         Travis        Texas             78752            1               Multifamily      Garden
--------------------------------------------------------------------------------------------------------------------------
  16         Canoga Park    Los Angeles   California        91304            1               Multifamily      Garden
  17         San Carlos     San Mateo     California        94070            1               Multifamily      Garden
  18         Pico Rivera    Los Angeles   California        90660            1               Multifamily      Mid-Rise
  19         Los Angeles    Los Angeles   California        90019            1               Multifamily      Mid-Rise
  20         Bellflower     Los Angeles   California        90706            1               Multifamily      Mid-Rise


-------------------------------------------------------------------------------------------------------------------------------
                              Loan Per                                                                           Original Loan
Control       Current       Net Rentable                                     Debt Service            Loan-           Term
Number        Balance         Unit/Pad      Gross Coupon     Closing Date   Coverage Ratio (x)      to-Value      in Months
-------------------------------------------------------------------------------------------------------------------------------
   1        $164,000,000     127,825.41         6.300%        6/8/2007           1.20                 79.6%            120
   2        $129,500,000      72,024.47         6.068%        6/1/2007           1.10                 85.2%            120
   3         $43,200,000      77,005.35         6.690%        2/7/2007           1.23                 75.0%            120
   4         $19,200,000      71,111.11         5.650%       1/16/2007           1.46                 83.4%             66
   5         $18,350,000      71,679.69         5.750%       5/22/2007           1.32                 77.9%            120
-------------------------------------------------------------------------------------------------------------------------------
   6         $18,000,000      29,268.29         5.330%        5/9/2007           2.10                 55.0%            120
   7         $18,000,000     102,272.73         5.717%       1/31/2007           1.19                 79.9%            120
   8         $16,000,000      80,000.00         5.717%       1/31/2007           1.23                 80.0%            120
   9         $15,000,000     178,571.43         5.500%       4/27/2007           1.71                 51.7%            120
  10         $14,500,000     181,250.00         5.390%        5/2/2007           1.34                 76.3%             60
-------------------------------------------------------------------------------------------------------------------------------
  11         $12,000,000      62,500.00         5.860%       2/23/2007           1.20                 79.8%            120
  12         $10,000,000      43,103.45         5.560%       3/29/2007           1.18                 75.8%             84
  13          $7,500,000      81,521.74         5.840%        4/5/2007           1.14                 77.2%            120
  14          $7,400,000      90,243.90         5.909%       3/15/2007           1.14                 77.3%            120
  15          $6,250,000      30,637.25         5.846%       1/30/2007           1.25                 71.0%            120
-------------------------------------------------------------------------------------------------------------------------------
  16          $5,650,000      78,472.22         5.947%       3/28/2007           1.21                 78.7%            120
  17          $5,350,000     127,380.95         5.690%       2/26/2007           1.13                 54.0%            120
  18          $4,000,000      88,888.89         5.909%       3/15/2007           1.18                 76.6%            120
  19          $3,900,000      97,500.00         6.123%       3/29/2007           1.41                 79.6%            120
  20          $3,600,000     105,882.35         5.909%       3/15/2007           1.20                 80.0%            120


---------------------------------------------------------------------------------------------------------------------------------
           Remaining Loan        Original           Remaining
Control        Term           Amortization       Amortization      Open    Number of      # of        Studio              # of
Number      in Months       Period in Months   Period in Months   Period     Units      Studios    Average Rent($)    1 Bedroom
---------------------------------------------------------------------------------------------------------------------------------
   1             120                480                 480          4      1,283            -             -                366
   2             119                  -                   -          5      1,798            -             -                904
   3             115                360                 360          4        561            -             -                142
   4              61                  -                   -          7        270            -             -                167
   5             119                  -                   -          4        256            -             -                124
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   6             119                  -                   -          4        615           16           605                241
   7             115                  -                   -          4        176            -             -                 90
   8             115                  -                   -          4        200            -             -                 62
   9             118                  -                   -          4         84           17           862                 25
  10              59                  -                   -          4         80            -             -                 19
---------------------------------------------------------------------------------------------------------------------------------
  11             116                  -                   -          4        192            -             -                 64
  12              81                  -                   -          4        232            -             -                 88
  13             117                  -                   -          4         92            -             -                 32
  14             117                360                 360          4         82            -             -                 49
  15             115                360                 360          5        204            -             -                132
---------------------------------------------------------------------------------------------------------------------------------
  16             117                  -                   -          4         72            -             -                 36
  17             116                360                 360          4         42            -             -                 30
  18             117                360                 360          4         45            -             -                  6
  19             117                360                 360          4         40           25           825                 15
  20             117                360                 360          4         34            -             -                 11


---------------------------------------------------------------------------------------------------------------------------------
Control       1 Bedroom          # of            2 Bedroom          # of            3 Bedroom           # of       4 Bedroom
Number     Average Rent($)    2 Bedroom       Average Rent($)    3 Bedroom       Average Rent($)     4 Bedroom   Average Rent ($)
---------------------------------------------------------------------------------------------------------------------------------
   1             1,186            658             1,472               183             1,816             60             2,022
   2               728            792               871               102             1,331              -                 -
   3               690            230               799               166             1,064             23             1,300
   4               741            103               910                 -                 -              -                 -
   5               795            108               944                24             1,261              -                 -
---------------------------------------------------------------------------------------------------------------------------------
   6               719            306               789                52               919              -                 -
   7               895             86             1,160                 -                 -              -                 -
   8               795            138               919                 -                 -              -                 -
   9             2,750             40             3,500                 2             4,500              -                 -
  10             1,338             33             1,753                28             2,697              -                 -
---------------------------------------------------------------------------------------------------------------------------------
  11               680            128               859                 -                 -              -                 -
  12               570            144               670                 -                 -              -                 -
  13               765             60               965                 -                 -              -                 -
  14               895             33             1,095                 -                 -              -                 -
  15               568             72               740                 -                 -              -                 -
---------------------------------------------------------------------------------------------------------------------------------
  16               900             36             1,175                 -                 -              -                 -
  17             1,331             12             1,899                 -                 -              -                 -
  18               895             39             1,075                 -                 -              -                 -
  19             1,375              -                 -                 -                 -              -                 -
  20               895             23             1,095                 -                 -              -                 -


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            # of Units      Greater Than          # of Units Vacant                                        Utilities
Control    Greater Than       4 Bedroom        Because of Renovation or   Occupancy    Occupancy              Paid
Number      4 Bedrooms     Average Rent($)      Model or Rental Office     From RR      Date              By Tenant
------------------------------------------------------------------------------------------------------------------------------------
   1            16             1,564                       11               95.3%      3/21/2007   Electric
   2             -                 -                        -               86.4%      4/30/2007   Electric
   3             -                 -                        -               91.4%     12/31/2006   Electric/Water/Sewer
   4             -                 -                        -               95.6%     10/10/2006   Electric/Cable/Telephone/Internet
   5             -                 -                        -               93.8%       5/1/2007   Electric/Water/Sewer
------------------------------------------------------------------------------------------------------------------------------------
   6             -                 -                        -               94.5%      2/28/2007   Electric
   7             -                 -                        -               99.4%       3/1/2007   Electric/Water/Sewer/Hot water
   8             -                 -                        -               95.0%      12/1/2006   Electric/Water/Sewer
   9             -                 -                        -               96.4%      1/16/2007   Gas
  10             -                 -                        -               98.7%     12/31/2006   Electric/Water/Sewer
------------------------------------------------------------------------------------------------------------------------------------
  11             -                 -                        -               84.9%      4/12/2007   Electric/Water/Sewer
  12             -                 -                 1 (model)              92.2%       3/8/2007   Electric
  13             -                 -                        -               96.7%       5/6/2007   Electric/Water/Sewer
  14             -                 -                        -               95.1%      2/15/2007   Electric/Gas
  15             -                 -                        -               96.1%     11/20/2006   Electric/Water/Sewer
------------------------------------------------------------------------------------------------------------------------------------
  16             -                 -                        -               94.4%       1/8/2007   Electric/Gas/Water/Sewer
  17             -                 -                        -               97.7%      1/17/2007   Electric/Gas
  18             -                 -                        -               95.6%     12/10/2006   Electric/Gas/Water/Sewer
  19             -                 -                        -              100.0%     11/30/2006   Electric
  20             -                 -                        -               97.1%      1/17/2007   Electric/Gas


------------------------------------------------------------------------------------------------------------------------------------
                                                  # Sponsor Owned        Average Rent by    # of Owner Occupied    # of Manufactured
Control                                        Units that are Rented    Bedroom for Rented  or Vacant Units Not         Housing
Number      Elevators       Section 8          or Available for Rent      Sponsor Units      Available for Rent           Pads
----------------------------------------------------------------------------------------------------------------   -----------------
   1           Yes            Yes (50 units)
   2           No             No
   3           No             No
   4           No             No
   5           No             No
------------------------------------------------------------------------------------------------------------------------------------
   6           No             No
   7           No             No
   8           No             No
   9           Yes            No
  10           Yes            No
------------------------------------------------------------------------------------------------------------------------------------
  11           No             No
  12           No             No
  13           No             No
  14           No             No
  15           No             No
------------------------------------------------------------------------------------------------------------------------------------
  16           No             No
  17           No             No
  18           No             No
  19           No             No
  20           No             No


-------------------------------------------------------------------------------------------------------------------------
                                           Total               Total                    Total
            Average       Total         Gross Income        Gross Income            Gross Income              Mortgage
Control       Rent     Gross Income       of Just             From All               for Retail                 Loan
Number      per Pad      of Park        MH Pad Sites        Sources ($)     and Commercial Uses Only ($)       Seller
-----------------------------------------------------    -----------------------------------------------    -------------
   1                                                       22,117,482                           538,841         GCFP
   2                                                                                                  -         GSMC
   3                                                                                                  -         GCFP
   4                                                                                                  -         GCFP
   5                                                                                                  -         GSMC
---------------------------------------------------------------------------------------------------------------------------
   6                                                                                                  -         GSMC
   7                                                                                                  -         GCFP
   8                                                                                                  -         GCFP
   9                                                                                                  -         GSMC
  10                                                                                                  -         GSMC
---------------------------------------------------------------------------------------------------------------------------
  11                                                                                                  -         GCFP
  12                                                                                                  -         GSMC
  13                                                                                                  -         GCFP
  14                                                                                                  -         GCFP
  15                                                                                                  -         GCFP
---------------------------------------------------------------------------------------------------------------------------
  16                                                                                                  -         GCFP
  17                                                          823,056                            70,440         GSMC
  18                                                                                                  -         GCFP
  19                                                                                                  -         GCFP
  20                                                                                                  -         GCFP

1 LTV is calculated based on the As Stabilized Value of $152,000,000 as of 5/1/2009. The As Is Value is $137,000,000 as of April 18, 2007. The As Is LTV is 94.5%.